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                                                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY




                                                                                                Percentage
                                               Jurisdiction of                                 Ownership of
          Subsidiary                            Incorporation                                 Capital Stock
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
Word, Incorporated                              Delaware                                           100%

Word Communications, Ltd.                       British Columbia,                                  100%
                                                Canada

DMS Partners, LP                                Texas                                              100%

Nelson Word ("U.K.") Limited                    United Kingdom                                     100%

Editorial Caribe, Inc.                          Florida                                            100%

PPC, Inc.                                       North Carolina                                     100%

American Bible Company, Inc.                    Tennessee                                          100%

Morningstar Radio Network, Inc.                 Texas                                               80%

DMS - GP, Inc.                                  Texas                                              100%

Word Direct Marketing Services, Inc.            Delaware                                           100%
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